Exhibit 99.1

The Trade Desk Reports Fourth Quarter and Fiscal Year 2020 Financial Results

LOS ANGELES--(BUSINESS WIRE)--February 18, 2021--Global advertising technology leader The Trade Desk (Nasdaq:TTD) today announced financial results for its fourth quarter and fiscal year ended December 31, 2020.

“While 2020 was a uniquely challenging year, it was also a turning point for our industry and our company. We won more share in our fastest growing channels such as CTV and Audio, which helped drive record ad spend of $4.2 billion on our platform in 2020,” said Co-Founder and CEO of The Trade Desk, Jeff Green. “Perhaps just as important, in 2020 we saw several years of advertising disruption and innovation compressed into a few months. Marketers are being more deliberate and data-driven in everything they do, and as a result, they are gravitating to the advertising opportunities of the open internet. With CTV now offering a data-driven alternative to linear, with brands seeking a scalable and brand-safe alternative to user-generated content, and with new identity tools that provide a common currency for the open internet as well as enable better cross channel measurement, the industry is gravitating to the open internet and standardizing on our platform.”

Fourth Quarter and Full Year 2020 Financial Highlights:

The following table summarizes our consolidated financial results for the quarters and fiscal year ended December 31, 2020 and 2019 ($ in millions, except per share amounts):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP Results
Revenue	$319.9	$215.9	$836.0	$661.1
Increase in revenue year over year	48%	35%	26%	39%
Net Income	$151.9	$50.9	$242.3	$108.3
Diluted EPS	$3.05	$1.06	$4.95	$2.27

Non-GAAP Results
Adjusted EBITDA	$152.9	$83.5	$283.7	$213.9
Adjusted EBITDA Margin	48%	39%	34%	32%
Non-GAAP Net Income	$184.8	$71.6	$335.6	$176.3
Non-GAAP Diluted EPS	$3.71	$1.49	$6.85	$3.69

Fourth Quarter and 2020 Business Highlights Include:

  Continued Share Gain: 2020 gross spend on the platform was approximately $4.2 billion, a 34% increase from a year ago.
  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for each quarter, the previous 6 years.
  Continued Industry-Wide Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0, a new industry-wide approach to identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. The ID is an upgrade and alternative to third-party cookies. Partnerships in 2020 include:
    Nielsen Holdings, a global measurement and data analytics company
    Criteo S.A., a global technology company that powers world marketers
    LiveRamp Holdings, the leading data connectivity platform
    Magnite, the world’s largest independent sell-side advertising platform
    Index Exchange, a large global advertising marketplace where premium digital media companies sell their ad impressions
    The Washington Post, a large American daily newspaper published in Washington, D.C.
    Pubmatic, a leader in developing and implementing online advertising software and strategies for the digital publishing and advertising industry.
    Neustar, a leading technology company that provides real-time information and analytics for the Internet and digital performance.
    MediaVine, one of the largest ad management companies in the U.S.
    OpenX, a programmatic advertising technology company that combines ad server and a real-time bidding exchange with a standard supply-side platform
  Expanded Partnerships in 2020:
    In Q1, The Trade Desk and TikTok, the leading destination for short-form mobile video, announced a new advertising partnership covering key Asia Pacific markets. The partnership will allow advertisers to directly access premium TikTok inventory across the Asia-Pacific region via The Trade Desk platform. TikTok is the first short-form video platform to integrate its ad offerings with The Trade Desk, making this a unique industry-leading development for brands in the region.
    Also in Q1, The Trade Desk and Samba TV, the leading provider of consumer cross screen television insights and analytics, expanded their U.S. partnership to international markets beginning in Australia.
    In Q2, The Trade Desk and FreeWheel, a Comcast company expanded its partnership in connected TV. The Trade Desk now can access FreeWheel’s unified decisioning capability that enables buyers and sellers to seamlessly transact across both direct sold and programmatic advertising.
  Industry Awards: For the fourth consecutive year, The Trade Desk was named a Best Medium Workplace™ 2020 by Great Places to Work®. The Trade Desk was also named a Best Workplace in Asia™, a Best Workplace in UK™, a Best Workplace in Hong Kong™ and a Best Workplace in New York™. The Trade Desk won Best Overall Adtech Solution at the MarTech Breakthrough Awards, won for the Best Overall Technology for Programmatic Trading at The Drum Digital Advertising Awards (US) and was named Marketing Technology Company of the Year at the B&T 2020 Awards (Australia). The Trade Desk was also a Leader in the Gartner Adtech Magic Quadrant, 2020.

Impact of COVID-19 on our Outlook:

Our business has been impacted by the COVID-19 pandemic that has significantly impacted advertiser demand. Like many companies that are ad-funded, we are facing a period of higher uncertainty in our business outlook. We expect our business performance could be impacted by issues beyond our control, such as changing economic conditions or additional shelter-in-place orders that may or may not occur. Assuming that the economy continues to recover and we do not have any major COVID-19 related setbacks that may cause economic conditions to deteriorate, we estimate the following:

First Quarter 2021 outlook summary:

  Revenue range between $214 million and $217 million
  Adjusted EBITDA of at least $55 million

We have not provided outlook for GAAP Net income or reconciliation of adjusted EBITDA guidance to net income, the closest corresponding U.S. GAAP measure, because net income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP net income and Non-GAAP diluted EPS that supplement the Consolidated Statements of Income of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before depreciation and amortization, stock-based compensation, interest expense (income), net, and provision for (benefit from) income taxes. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Income. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Fourth Quarter and Fiscal Year 2020 Results Webcast and Conference Call Details

  When: February 18, 2021 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 888-506-0062. For callers outside the United States, please dial 1-973-528-0011. Participants should reference the conference call ID code “510840” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 39926). Outside the United States, please dial 1-919-882-2331 (replay code: 39926). The audio replay will be available via telephone until March 4, 2021.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/investor-overview), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), and Facebook page (https://www.facebook.com/TheTradeDesk/), and Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$319,905	$215,944	$836,033	$661,058
Operating expenses (1):
Platform operations	51,645	47,267	178,812	156,180
Sales and marketing	58,740	42,931	174,742	132,882
Technology and development	48,723	32,803	166,654	116,752
General and administrative	54,365	40,293	171,617	143,048
Total operating expenses	213,473	163,294	691,825	548,862
Income from operations	106,432	52,650	144,208	112,196
Total other expense (income), net	(529)	(1,045)	305	(4,024)
Income before income taxes	106,961	53,695	143,903	116,220
Provision for (benefit from) income taxes	(44,941)	2,750	(98,414)	7,902
Net income	$151,902	$50,945	$242,317	$108,318
Earnings per share:
Basic	$3.24	$1.13	$5.24	$2.43
Diluted	$3.05	$1.06	$4.95	$2.27
Weighted average shares outstanding:
Basic	46,917	45,036	46,287	44,533
Diluted	49,754	48,034	48,988	47,806

(1) Includes stock-based compensation expense as follows:

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Platform operations	$3,335	$1,456	$8,794	$5,350
Sales and marketing	11,177	7,675	29,726	20,769
Technology and development	12,327	7,974	36,672	26,553
General and administrative	11,185	7,285	36,583	28,086
Total	$38,024	$24,390	$111,775	$80,758

THE TRADE DESK, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$437,353	$130,876
Short-term investments	186,685	124,112
Accounts receivable, net	1,584,109	1,166,376
Prepaid expenses and other current assets	102,170	27,857
Total current assets	2,310,317	1,449,221
Property and equipment, net	115,863	64,012
Operating lease assets	248,143	173,449
Deferred income taxes	50,168	18,950
Other assets, non-current	29,154	23,129
Total assets	$2,753,645	$1,728,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,348,480	$868,618
Accrued expenses and other current liabilities	88,335	47,178
Operating lease liabilities	37,868	14,577
Total current liabilities	1,474,683	930,373
Operating lease liabilities, non-current	254,562	174,873
Other liabilities, non-current	11,255	10,998
Total liabilities	1,740,500	1,116,244

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	538,778	380,079
Retained earnings	474,367	232,438
Total stockholders' equity	1,013,145	612,517
Total liabilities and stockholders' equity	$2,753,645	$1,728,761

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2020	2019
OPERATING ACTIVITIES:
Net income	$242,317	$108,318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,632	21,662
Stock-based compensation	111,775	80,758
Deferred income taxes	(31,218)	(10,490)
Allowance for credit losses on accounts receivable	3,149	2,702
Noncash lease expense	33,269	21,894
Other	2,190	(1,939)
Changes in operating assets and liabilities:
Accounts receivable	(418,054)	(331,369)
Prepaid expenses and other assets	(66,655)	(19,597)
Accounts payable	481,313	191,763
Accrued expenses and other liabilities	35,446	6,845
Operating lease liabilities	(17,095)	(10,342)
Net cash provided by operating activities	405,069	60,205
INVESTING ACTIVITIES:
Purchases of investments	(230,759)	(212,776)
Maturities of investments	167,602	89,539
Purchases of property and equipment	(74,061)	(35,693)
Capitalized software development costs	(6,053)	(4,911)
Net cash used in investing activities	(143,271)	(163,841)
FINANCING ACTIVITIES:
Proceeds from line of credit	143,000	—
Repayment on line of credit	(143,000)	—
Payment of debt financing costs	—	(6)
Proceeds from exercise of stock options	76,146	29,874
Proceeds from employee stock purchase plan	21,671	16,746
Taxes paid related to net settlement of restricted stock awards	(53,138)	(19,334)
Net cash provided by financing activities	44,679	27,280
Increase (decrease) in cash and cash equivalents	306,477	(76,356)
Cash and cash equivalents—Beginning of period	130,876	207,232
Cash and cash equivalents—End of period	$437,353	$130,876

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Net income	$151,902	$50,945	$242,317	$108,318
Add back:
Depreciation and amortization expense	7,855	6,416	28,632	21,662
Stock-based compensation expense	38,024	24,390	111,775	80,758
Interest expense (income), net	84	(956)	(656)	(4,719)
Provision for (benefit from) income taxes	(44,941)	2,750	(98,414)	7,902
Adjusted EBITDA	$152,924	$83,545	$283,654	$213,921

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP net income	$151,902	$50,945	$242,317	$108,318
Add back (deduct):
Stock-based compensation expense	38,024	24,390	111,775	80,758
Adjustment for income taxes	(5,119)	(3,783)	(18,460)	(12,768)
Non-GAAP net income	$184,807	$71,552	$335,632	$176,308

GAAP diluted EPS	$3.05	$1.06	$4.95	$2.27
Non-GAAP diluted EPS	$3.71	$1.49	$6.85	$3.69

Weighted average shares outstanding—diluted	49,754	48,034	48,988	47,806

Contacts

Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Ian Colley
Vice President Public Relations, The Trade Desk
ian.colley@thetradedesk.com
914-434-3043